Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of Arbor Administrative Services, Inc. d/b/a Arbor Associates ("Arbor") by eBenX, Inc. ("eBenX"). The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Arbor have been combined with the recording values of the assets and liabilities of eBenX in the unaudited pro forma condensed consolidated financial information. The purchase price allocation for Arbor is preliminary and is unaudited.

     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 gives effect to the Arbor acquisition as if it occurred on June 30, 2000. The eBenX balance sheet information was derived from its unaudited June 30, 2000 balance sheet. The Arbor balance sheet information was derived from its unaudited June 30, 2000 balance sheet. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of January 1, 1999. The information for the eBenX and Arbor statements of operations was derived from their audited statements of operations for the year ended December 31, 1999. The information for the eBenX and Arbor statements of operations was derived from their unaudited statements of operations for the six-month period ended June 30, 2000.

     The unaudited pro forma condensed consolidated financial information has been prepared by Company management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had eBenX and Arbor been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of eBenX included in its annual Form 10-K and quarterly Form 10-Qs filed with the Securities and Exchange Commission, and the historical consolidated financial statements of Arbor included as Exhibit 99.1 in this Form 8-K/A.

                                  EBENX, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                                 (In thousands)

                                                            Historical
                                                      ----------------------

                                                                   Arbor
                                                       eBenX,    Associates     Pro Forma        Pro Forma
                                                        Inc.        Inc.       Adjustments       Combined
                                                      --------   -----------   ------------     ----------
                       ASSETS
Current assets:
 Cash and cash equivalents..........................  $    921       $ 1,026    $       --        $  1,947
 Accounts receivable, net of allowance..............     3,815           535            --           4,350
 Unbilled revenue...................................       824            --            --             824
 Prepaid expenses and other.........................     1,267            66            --           1,333
 Short-term investments.............................   102,377            --       (19,637)  (1)    82,740
                                                      --------       -------   ------------       --------
  Total current assets..............................   109,204         1,627       (19,637)         91,194

 Property and equipment, net........................     7,964         1,130            --           9,094
 Deposits...........................................        99            44            --             143
 Notes receivable due from officers.................        --           546           (96)  (1)       450
 Intangible assets..................................        --        14,021       (14,021)  (2)        --
 Goodwill...........................................        --            --        68,331   (2)    68,331
                                                      --------       -------   -----------        --------
  Total assets......................................  $117,267       $17,368    $   34,577        $169,212
                                                      ========       =======   ===========        ========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable...................................  $    420       $   695    $       --        $  1,115
 Accrued compensation...............................       672            74            --             746
 Accrued expenses...................................     2,561           374           535  (1)      3,470
 Accrued offering costs.............................       166            --            --             166
 Deferred revenue...................................       190           780            --             970
 Current portion of capital lease obligation........        --            94            --              94
 Senior demand note.................................        --           974          (974) (1)         --
                                                      --------       -------      --------        --------
  Total current liabilities.........................     4,009         2,991          (439)          6,561

Capital lease obligation............................        --           104            --             104

Convertible preferred stock.........................        --         1,000        (1,000) (3)         --

Shareholders' equity:
 Common stock.......................................       164             1            25  (1)        190
 Additional paid-in capital.........................   127,306        24,135        30,297  (1)(3) 181,738
 Deferred stock-based compensation..................    (3,262)       (5,434)          265  (1)(3)  (8,431)
 Accumulated other comprehensive loss...............       (24)           --            --             (24)
 Retained deficit...................................   (10,926)       (5,429)        5,429  (3)    (10,926)
                                                      --------       -------   ------------       --------
  Total shareholders' equity........................   113,258        13,273        36,016         162,547
                                                      --------       -------   ------------       --------
Total liabilities and shareholders' equity..........  $117,267       $17,368    $   34,577        $169,212
                                                      ========       =======   ============       ========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                  EBENX, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (In thousands, except per share data)





                                                                    Historical
                                                             -----------------------
                                                                            Arbor
                                                               eBenX,     Associates    Pro Forma       Pro Forma
                                                                Inc.         Inc.      Adjustments      Combined
                                                            ----------   -----------   -----------      ---------
Net revenue...............................................     $17,526        $4,276   $      --         $ 21,802
Cost of services..........................................      13,372         2,112          --           15,484
                                                               -------        ------   ---------         --------
  Gross profit............................................       4,154         2,164          --            6,318
                                                               -------        ------   ---------         --------
Operating expenses:
 Selling, general and administrative......................       5,118         1,608          --            6,726
 Research and development.................................       4,012           692          --            4,704
 Amortization of stock-based compensation.................         767           490          --            1,257
 Amortization of goodwill.................................          --            --      22,777 (2)       22,777
                                                               -------        ------   ---------         --------
  Total operating expenses................................       9,897         2,790      22,777           35,464
                                                               -------        ------   ---------         --------
Loss from operations......................................      (5,743)         (626)    (22,777)         (29,146)

Interest income and other, net............................         716           419          --            1,135
Equity in loss of limited partnership interest............          --          (323)         --             (323)
Minority interest in loss of subsidiary...................          --           114          --              114
                                                               -------        ------   ---------         --------
Net loss..................................................     $(5,027)       $ (416)   $(22,777)        $(28,220)
                                                               =======        ======   =========         ========
Net loss per share:
 Basic and diluted........................................     $ (1.18)                                  $  (4.12)
                                                               =======                                   ========
Shares used in calculation of net loss per share:
 Basic and diluted........................................       4,253                     2,596 (1)        6,849
                                                               =======                 =========         ========

     See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                  EBENX, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED JUNE 30, 2000
                     (In thousands, except per share data)



                                                                  Historical
                                                            -------------------------
                                                                            Arbor
                                                               eBenX,     Associates     Pro Forma    Pro Forma
                                                                Inc.         Inc.       Adjustments   Combined
                                                            ----------   ------------   -----------   ---------
Net revenue...............................................     $11,970       $ 2,198      $      --    $ 14,168
Cost of services..........................................       9,095         1,295             --      10,390
                                                            ----------       -------      ---------    --------
  Gross profit............................................       2,875           903             --       3,778
                                                            ----------       -------      ---------    --------
Operating expenses:
 Selling, general and administrative......................       5,309         1,167             --       6,476
 Research and development.................................       3,413         1,305             --       4,718
 Amortization of stock-based compensation.................       1,140         1,156             --       2,296
 Amortization of goodwill.................................          --           389         10,999 (2)  11,388
                                                            ----------       -------      ---------    --------
  Total operating expenses................................       9,862         4,017         10,999      24,878
                                                            ----------       -------      ---------    --------
Loss from operations......................................      (6,987)       (3,114)       (10,999)    (21,000)
Interest income and other, net............................       3,310            23             --       3,333
                                                            ----------       -------      ---------    --------
Net loss..................................................     $(3,677)      $(3,091)     $ (10,999)   $(17,767)
                                                            ==========       =======      =========    ========
Net loss per share:
 Basic and diluted........................................       $(.23)                                $   (.95)
                                                            ==========                                 ========
Shares used in calculation of net loss per share:
 Basic and diluted........................................      16,173                        2,596 (1)  18,769
                                                            ==========                       ======    ========

     See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                  EBENX, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Basis of Presentation

     eBenX acquired Arbor on September 6, 2000 for a total purchase price of $67.8 million in a transaction accounted for as a purchase. eBenX paid $17 million in cash and exchanged approximately 2,596,000 shares of eBenX stock with a fair value of $44.6 million for all of the outstanding common stock of Arbor. The common stock was valued using eBenX's average closing stock price on the date prior to and the date of the announcement. eBenX also assumed all of the outstanding restricted stock, stock options and warrants of Arbor at a fair value of $4.8 million. The options and warrants were valued using a Black-Scholes option pricing model with inputs of .90 for volatility, 2 years for expected life, 6.35% for the risk-free interest rate, and a market value of $17.19. The restricted stock was valued at a market value of $17.19 per share.

     The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Preliminary estimates based on management's best estimates of the fair values of the assets and liabilities of Arbor have been combined with the recorded values of the assets and liabilities of eBenX in the unaudited pro forma condensed consolidated financial information. These allocations are subject to change pending a final analysis of the value of the assets acquired and liabilities assumed.


Unaudited Pro Forma Adjustments

(1) Reflects the cash outlay, the issuance of shares of eBenX common stock and the assumption of all outstanding options and warrants in connection with the acquisition, for an aggregate purchase price of approximately $67.8 million, including $1.4 million in transaction costs. No financing costs were included in the pro forma statements because the cash portion of the proceeds paid were assumed to come from the eBenX IPO proceeds.

(2) Reflects the excess of the purchase price over the fair value of the assets and liabilities acquired in the purchase transaction. The book value of tangible assets and liabilities acquired are assumed to approximate fair value. Goodwill and other intangible assets will be amortized on a straight-line basis over three years. The purchase price is allocated as follows (in thousands):

     Total purchase price                        $67,827
     Fair value of tangible assets acquired         (504)
                                                 -------
     Goodwill and other intangible assets        $68,331
                                                 =======

(3)  Reflects the elimination of the historical equity accounts of Arbor.


PRO FORMA NET LOSS PER SHARE

     The unaudited pro forma combined net loss per share is based upon the weighted average number of vested outstanding shares of common stock of eBenX during the periods presented, plus the number of shares issued to consummate the acquisition of Arbor as if the acquisition occurred at the beginning of the period presented.


CONFORMING AND RECLASSIFICATION ADJUSTMENTS

     There were no material adjustments required to conform the accounting policies of eBenX and Arbor. Certain amounts have been reclassified to conform to eBenX's financial statement presentation.